SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                Form 8-K

                             CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities
                          Exchange Act of 1934


     Date of Report (Date of earliest event reported) June 2, 1995

                               CULP, INC.
         (Exact name of registrant as specified in its charter)



         North Carolina             0-12781            56-1001967

         (State or other       (Commission File      (IRS Employer
         jurisdiction of             No.)            Identification
         incorporation)                                   No.)


                         101 South Main Street
                   High Point, North Carolina  27260
                (Address of principal executive offices)
                             (910) 889-5161
          (Registrant's telephone number, including area code)





     (Former name or former address, if changed since last report)

   Item 5. Other Events

   See Press Release related to fourth quarter earnings dated June 2, 1995 (attached).

   See Financial Information Release (attached).







                                               SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CULP, INC.
                                 (Registrant)


                            By:   Franklin N. Saxon
                                  Franklin N. Saxon
                                  Vice President and
                                  Chief Financial Officer


                            By:   Stephen T. Hancock

                                  Stephen T. Hancock
                                  General Accounting Manager




   Dated:  June 2, 1995

                     CULP, INC. FINANCIAL INFORMATION RELEASE
                        CONSOLIDATED INCOME STATEMENTS
         FOR THE THREE MONTHS & YEARS ENDED APRIL 30, 1995 AND MAY 1, 1994

               (Amounts in Thousands, Except for Per Share Data)

                                          THREE MONTHS ENDED (UNAUDITED)

                                           Amounts                            Percent of Sales
                                          April 30,    May 1    % Over
                                             1995       1994    (Under)         1995      1994
Net sales                                    85,441     77,232     10.6 %       100.0 %   100.0 %
Cost of sales                                69,039     62,491     10.5 %        80.8 %    80.9 %
     Gross profit                            16,402     14,741     11.3 %        19.2 %    19.1 %

Selling, general and
  administrative expenses                     9,205      8,455      8.9 %        10.8 %    10.9 %
     Income from operations                   7,197      6,286     14.5 %         8.4 %     8.1 %

Interest expense                              1,374        884     55.4 %         1.6 %     1.1 %
Interest income                                  (3)       (23)   (87.0)%        (0.0)%    (0.0)%
Other expense (income), net                     470        425     10.6 %         0.6 %     0.6 %
     Income before income taxes               5,356      5,000      7.1 %         6.3 %     6.5 %

Income taxes  *                               1,931      1,800      7.3 %        36.1 %    36.0 %
     Net income                               3,425      3,200      7.0 %         4.0 %     4.1 %

Average shares outstanding                   11,205     11,174      0.3 %
Income per share                              $0.31      $0.29      6.9 %
Dividends per share                          $0.025     $0.020     25.0 %


                                          YEARS ENDED (AUDITED)

                                                Amounts                         Percent of Sales
                                          April 30,    May 1,    % Over
                                             1995       1994    (Under)         1995      1994
Net sales                                   308,026    245,049     25.7 %       100.0 %   100.0 %
Cost of sales                               253,345    202,426     25.2 %        82.2 %    82.6 %
     Gross profit                            54,681     42,623     28.3 %        17.8 %    17.4 %

Selling, general and
  administrative expenses                    33,432     27,858     20.0 %        10.9 %    11.4 %
     Income from operations                  21,249     14,765     43.9 %         6.9 %     6.0 %

Interest expense                              4,715      2,515     87.5 %         1.5 %     1.0 %
Interest income                                 (64)       (79)   (19.0)%        (0.0)%    (0.0)%
Other expense (income), net                   1,082        350       **           0.4 %     0.1 %
     Income before income taxes              15,516     11,979     29.5 %         5.0 %     4.9 %

Income taxes  *                               5,741      4,314     33.1 %        37.0 %    36.0 %
     Net income                               9,775      7,665     27.5 %         3.2 %     3.1 %

Average shares                               11,203     11,076      1.1 %
Income per share                              $0.87      $0.69     26.1 %
Dividends per share                           $0.10      $0.08     25.0 %
 * Percent of sales column is calculated as a % of income before income taxes.
 ** Measurement is not meaningful.

                 CULP, INC. FINANCIAL INFORMATION RELEASE
                       CONSOLIDATED BALANCE SHEETS
                      APRIL 30, 1995 AND MAY 1, 1994

                     (Audited, Amounts in Thousands)

                                                             Amounts               Increase
                                                      April 30,    May 1,          (Decrease)
                                                         1995       1994      Dollars     Percent
Current assets
     Cash and cash investments                            1,393      2,693     (1,300)    (48.3)%
     Accounts receivable                                 44,252     36,743      7,509      20.4 %
     Inventories                                         45,771     36,596      9,175      25.1 %
     Other current assets                                 3,194      2,227        967      43.4 %
          Total current assets                           94,610     78,259     16,351      20.9 %

Restricted investments                                      795      2,923     (2,128)    (72.8)%
Property, plant & equipment, net                         75,805     64,004     11,801      18.4 %
Goodwill                                                 22,600     18,706      3,894      20.8 %
Other assets                                              1,189      1,056        133      12.6 %

          Total assets                                  194,999    164,948     30,051      18.2 %



Current Liabilities
     Current maturities of long-term debt                11,555      3,050      8,505     278.9 %
     Accounts payable                                    32,250     28,466      3,784      13.3 %
     Accrued expenses                                    11,532      8,158      3,374      41.4 %
     Income taxes payable                                   661        636         25       3.9 %
          Total current liabilities                      55,998     40,310     15,688      38.9 %

Long-term debt                                           62,187     58,512      3,675       6.3 %

Deferred income taxes                                     5,418      3,477      1,941      55.8 %
          Total liabilities                             123,603    102,299     21,304      20.8 %

Shareholders' equity                                     71,396     62,649      8,747      14.0 %

          Total liabilities and
          stockholders' equity                          194,999    164,948     30,051      18.2 %

Shares outstanding                                       11,205     11,177         28       0.2 %

    ** Measurement is not meaningful.

               CULP, INC. FINANCIAL INFORMATION RELEASE
                CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED APRIL 30, 1995 AND MAY 1, 1994
                      (Audited, Amounts in Thousands)

                                                                               YEARS ENDED

                                                                                 Amounts
                                                                           April 30,    May 1,
                                                                              1995       1994
Cash flows from operating activities:
  Net income                                                                   9,775      7,665
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities:
      Depreciation                                                            11,257      8,497
      Amortization of intangible assets                                          628        344
      Provision for deferred income taxes                                      1,373      1,118
      Changes in assets and liabilities:
        Accounts receivable                                                   (5,515)    (1,839)
        Inventories                                                           (7,281)    (4,330)
        Other current assets                                                    (310)      (304)
        Other assets                                                            (518)      (389)
        Accounts payable                                                       2,319      7,023
        Accrued expenses                                                       2,180        539
        Income taxes payable                                                      25       (401)
          Net cash provided by (used in) operating activities                 13,933     17,923
Cash flows from investing activities:
  Capital expenditures                                                       (18,058)   (16,764)
  Purchases of restricted investments                                            (57)    (3,593)
  Proceeds from sale of restricted investments                                 2,185        670
  Businesses acquired                                                        (10,455)   (38,205)
          Net cash provided by (used in) investing activities                (26,385)   (57,892)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt                                    23,455     49,203
  Principal payments on long-term debt                                       (11,275)   (14,223)
  Net increase (decrease) in bank overdrafts                                       0          0
  Dividends paid                                                              (1,120)      (887)
  Proceeds from sale of common stock                                              92      1,350
          Net cash provided by (used in) financing activities                 11,152     35,443

Increase (decrease) in cash and cash investments                              (1,300)    (4,526)

Cash and cash investments at beginning of period                               2,693      7,219

Cash and cash investments at end of period                                     1,393      2,693


                 CULP, INC. FINANCIAL INFORMATION RELEASE
                           FINANCIAL ANALYSIS
                             APRIL 30, 1995



                                                              FISCAL 94                      FISCAL 95
                                                                  Q4           Q1          Q2          Q3          Q4
INVENTORIES
     Inventory turns                                                6.6           5.8         6.2         6.0         6.1

RECEIVABLES
     Days sales in receivables                                       43            42          50          44          47
       Percent current & less than 30
       days past due (Trade only)                                  99.0%         98.5%       99.4%       98.9%       98.7%

WORKING CAPITAL
     Current ratio                                                  1.9           2.3         2.0         2.1         1.7
     Working capital turnover                                       5.7           5.7         5.8         5.5         5.6
     Working capital                                            $37,949       $43,164     $42,964     $46,399     $38,612
     Working capital as a % of sales                               12.3%         16.3%       13.7%       14.9%       11.3%

PROPERTY, PLANT & EQUIPMENT
     Depreciation rate                                              9.2%          8.9%        8.8%        9.2%        9.0%
     Percent property, plant &
       equipment are depreciated                                   43.3%         43.6%       44.0%       45.0%       43.6%
     Capital expenditures                                       $16,764 (1     $5,153      $5,031      $3,422      $3,481

PROFITABILITY
     Net profit margin                                              4.1%          2.2%        3.6%        2.7%        4.0%
     Gross profit margin                                           19.1%         16.7%       18.1%       16.7%       19.2%
     Operating income margin                                        8.1%          5.3%        7.4%        6.1%        8.4%
     SG & A expenses/net sales                                     10.9%         11.4%       10.7%       10.7%       10.8%
     Return on beginning capital employed                          15.8%          4.8%        9.2%        6.9%       11.3%
     Return on beginning equity                                    23.5%          9.3%       17.9%       13.4%       21.9%
     Earnings per share                                           $0.29         $0.13       $0.25       $0.19       $0.31

LEVERAGE (3)
     Interest & dividend coverage                                   5.0           2.5         4.0         3.2         4.1
     Total liabilities/equity                                     158.6%        154.1%      166.1%      160.1%      172.0%
     Long-term debt/equity                                         88.7%         97.0%       93.1%       93.9%       86.0%
     Funded debt/equity                                            93.6%        104.0%      102.1%      102.9%      102.2%
     Funded debt/capital employed                                  48.3%         51.0%       50.5%       50.7%       50.5%
     Funded debt                                                $58,639       $66,493     $67,846     $70,209     $72,947
     Funded debt/EBITDA (LTM)                                      3.97          2.55        2.28        2.26        2.28

OTHER
     Book value per share                                         $5.60         $5.70       $5.93       $6.09       $6.37
     Employees at quarter end                                     2,537         2,579       2,604       2,656       2,762
     Sales per employee (annualized)                           $124,000      $104,000    $121,000    $118,000    $126,000
     Capital employed (3)                                      $121,288      $130,405    $134,277    $138,460    $144,343
     Effective income tax rate                                     36.0%         37.0%       37.8%       37.5%       36.1%
     EBITDA (2)                                                  $8,681        $6,112      $8,500      $7,523      $9,917
     EBITDA/net sales                                              11.2%          9.2%       10.8%        9.7%       11.6%

  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Total liabilities, long-term debt, funded debt and capital employed are all net of restricted investments.

                  CULP, INC. FINANCIAL INFORMATION RELEASE
                          SALES BY BUSINESS UNIT
               FOR THREE MONTHS AND YEARS ENDED APRIL 30, 1995
                            AND MAY 1, 1994

                       (Amounts in thousands)

                                 THREE MONTHS ENDED (UNAUDITED)

                              Amounts                         Percent of Total Sales
                         April 30,  May 1,     % Over
     Business Units        1995      1994     (Under)         1995      1994
Upholstery Fabrics
  Flat Wovens
    Existing Culp          21,738    21,127       2.9 %        25.4 %    27.4 %
    Rossville/Chromatex    16,470    16,717      (1.5)%        19.3 %    21.6 %
                           38,208    37,844       1.0 %        44.7 %    49.0 %

  Velvets/Prints           31,413    27,916      12.5 %        36.8 %    36.1 %
                           69,621    65,760       5.9 %        81.5 %    85.1 %

Mattress Ticking           15,820    11,472      37.9 %        18.5 %    14.9 %

                           85,441    77,232      10.6 %       100.0 %   100.0 %


                                                 YEARS ENDED (AUDITED)

                          Amounts                           Percent of Total Sales
                         April 30,  May 1,     % Over
     Business Units        1995      1994     (Under)         1995      1994

Upholstery Fabrics
  Flat Wovens
    Existing Culp          85,125    78,317       8.7 %        27.6 %    32.0 %
    Rossville/Chromatex    63,765    31,047       N/A          20.7 %     N/A
                          148,890   109,364      36.1 %        48.3 %    44.6 %

  Velvets/Prints          106,803    97,036      10.1 %        34.7 %    39.6 %
                          255,693   206,400      23.9 %        83.0 %    84.2 %

Mattress Ticking           52,333    38,649      35.4 %        17.0 %    15.8 %

                          308,026   245,049      25.7 %       100.0 %   100.0 %



                 CULP, INC. FINANCIAL INFORMATION RELEASE
                    EXPORT SALES BY GEOGRAPHIC AREA
             FOR THREE MONTHS AND YEARS ENDED APRIL 30, 1995
                             AND MAY 1, 1994

                          (Amounts in thousands)

                                             THREE MONTHS ENDED (UNAUDITED)

                                         Amounts                         Percent of Total Sales
                                    April 30,  May 1,     % Over
          Geographic Area             1995      1994     (Under)         1995         1994

North America (Excluding USA)          4,681     4,051      15.6 %        24.5 %       28.2 %
Europe                                 5,872     5,376       9.2 %        30.7 %       37.4 %
South America                            574       331      73.4 %         3.0 %        2.3 %
Far East & Asia                        2,838     1,716      65.4 %        14.9 %       12.0 %
Middle East                            1,547       545     183.9 %         8.1 %        3.8 %
All other areas                        3,588     2,346      52.9 %        18.8 %       16.3 %

                                      19,100    14,365      33.0 %       100.0 %      100.0 %

                                                 YEARS ENDED (AUDITED)

                                          Amounts                        Percent of Total Sales
                                    April 30,  May 1,     % Over
          Geographic Area             1995      1994     (Under)         1995         1994
North America (Excluding USA)         14,024    12,128      15.6 %        25.0 %       27.5 %
Europe                                18,579    17,334       7.2 %        33.1 %       39.4 %
South America                          2,213     1,248      77.3 %         3.9 %        2.8 %
Far East & Asia                        8,838     5,529      59.8 %        15.8 %       12.5 %
Middle East                            5,986     1,740     244.0 %        10.7 %        4.0 %
All other areas                        6,459     6,059       6.6 %        11.5 %       13.8 %

                                      56,099    44,038      27.4 %       100.0 %      100.0 %


                                                             (Page 7 of 8)

             CULP, INC. FINANCIAL INFORMATION RELEASE
                       FINANCIAL NARRATIVE
   for the three and twelve month periods ended April 30, 1995


INCOME STATEMENT COMMENTS

      (Bullet) NET SALES - Upholstery fabric sales increased 5.9% to $69.6 million and mattress ticking sales increased 37.9% to $15.8
million  for  the  quarter.   All  business  units  [Flat  Wovens
(includes    Rossville/Chromatex),     Mattress    Ticking    and
Velvets/Prints] reported sales gains for the quarter, including a strong
increase  in  Mattress  Ticking.    Comments  on  current backlogs  and
incoming order rates versus last year are as follows: Mattress Ticking - up significantly; Flat Wovens - down significantly overall, with strength in the Rossville dobby product line and significant weakness in the Culp dobby line ; and in Velvets/Prints - up slightly, with particular strength in the wet prints product line. While sales and profitability of the Velvets/Prints business unit continued to be below target levels in the fourth quarter, results were improved from the first and second quarters.

     Export sales were up 33.0% for the quarter and 27.4% for the twelve months, with strength in all areas. Sales into Europe were up 9.2% for the quarter, a continuation of the positive trend that began in
the second  quarter.  The majority  of the export  growth   is  coming
from  the   Flat  Wovens  (including Rossville/Chromatex) business unit,
with particular strength  in the  jacquard  product  lines.    The
outlook  for export  sales gains  remains good.

     The  U.S.   residential  furniture  industry   has  softened
considerably during the last several months, and is finally affecting our U.S. upholstery fabric business, particularly in the
Flat  Woven  business  unit.    The  company  believes  this softening
is temporary and that business will be significantly better, beginning with our second fiscal quarter. The trend of interest rates has clearly turned downward, with mortgage rates becoming much more attractive.

    (Bullet) GROSS PROFIT - The gross profit increase of 11.3% for the quarter reflects a continuation of the significant improvement from Mattress Ticking and slight improvements in Velvets/Prints and
Flat Wovens.   In the first quarter  of fiscal 1996,  overall gross
profit margins will be affected by the sales weakness in our Flat Wovens business unit, the significant sales gains in the Mattress Ticking business unit (including products out of Rayonese) and moderate sales gains in the Velvets/Prints business unit.

    (Bullet) S,G & A EXPENSES - S,G&A expenses for the quarter were down as a percentage of sales to 10.8% from 10.9% and for the year were down to 10.9% from 11.4%.

    (Bullet) INTEREST  EXPENSE - The increase  for the quarter  is due
to additional  borrowings  related   to  the  Rayonese  acquisition,
capital  expenditures  and  higher  levels  of   working  capital
necessary to support sales growth, and to higher interest rates. During April and May 1995, the company entered into two interest rate swap agreements that effectively provide for (1) a fixed rate of 7.34%
for  five  years on  $15.0  million  of its  bank borrowings;   and (2)
a fixed rate of 6.85% for seven years on $5.0 million of its bank borrowings.

    (Bullet) OTHER EXPENSE (INCOME), NET  - This expense includes
several items:    amortization  related  to  the  Rossville/Chromatex
and Rayonese goodwill ($500,000); amortization of debt issue costs ($126,000); and other miscellaneous items.

    (Bullet) INCOME TAXES - The effective tax rate for the year increased slightly due to the higher level of pretax income.

    (Bullet) EBITDA - EBITDA for the quarter increased $1.2 million, or 14.2%, from last year's fourth quarter, and represented 11.6% of net sales compared with 11.2% of net sales last year.

                                                       (page 8 of 8)

                CULP, INC. FINANCIAL INFORMATION RELEASE
                    FINANCIAL NARRATIVE - continued
      for the three and twelve month periods ended April 30, 1995


BALANCE SHEET COMMENTS


    (Bullet) RESTRICTED INVESTMENTS - Restricted Investments reflect unspent Industrial Revenue Bond (IRB) funds. As the funds are spent on the capital projects, these restricted investments are reduced. The remaining balance will be drawn down in the first quarter of fiscal 1996.

    (Bullet) PROPERTY, PLANT AND EQUIPMENT, NET - Capital expenditures were $18.1 million and depreciation expense was $11.3 million for the twelve months. For fiscal 1996, the capital budget is $10.0 million. Of this total, $2.5 million of capital expenditures relates to Rayonese. Depreciation expense for fiscal 1996 is expected to be approximately $13.5.

    (Bullet) LONG-TERM DEBT - At April 30, 1995, the company had $15.8 million in IRB borrowings, $10.0 million in borrowings under its revolving credit facility, $41.5 million in a term facility, $1.0 million in a subordinated note payable and $5.5 million in a
convertible  note  payable.    The current  maturities  of  $11.6
includes $6.0 million repayment of the term loan, $100,000 repayment of IRBs and $5.5 million of the convertible note payable because the note is callable by the holder, beginning March 6, 1996.

    (Bullet) RAYONESE TEXTILE INC.  PURCHASE  -   On  March 6, 1995, the
company completed the acquisition of Rayonese Textile Inc. ("Rayonese"). (See Form 8-K, dated December 23, 1994, for more
detailed information about the purchase.)   The transaction has a
preliminary estimated value of approximately $10.5 million and includes the purchase of 100% of the Rayonese common stock and the assumption of Rayonese's funded debt. The acquisition will be accounted for as a purchase, and accordingly, the purchase price will be allocated to the assets acquired and liabilities assumed based on
their  estimated fair  values  at the  date of acquisition.    The
preliminary estimated fair values of assets and retained liabilities acquired are summarized below:


                                                     March 6,
(dollars in thousands)                                 1995

Accounts receivable, net                          $    1,994
Inventories                                            1,894
Other current assets                                      89
Property, plant and equipment                          5,000
Goodwill                                               4,137
Accounts payable and accrued liabilities              <2,659>

                                                    $ 10,455


The operating results of this acquisition are included in the company's results of operations from the date of acquisition.

                        (Culp logo appears here)


NEWS RELEASE                                          Contact:
                                                      Frank Saxon
                                                      Vice President
                                                      Chief Financial Officer

FOR IMMEDIATE RELEASE

      CULP REPORTS RECORD SALES AND EARNINGS FOR FISCAL 1995
               -----------------------------------
              EARNINGS UP FOR SIXTH CONSECUTIVE YEAR

HIGH   POINT,   North  Carolina   (June   2,  1995---Culp,   Inc.
(Nasdaq/NM:CULP) today reported record sales and earnings for the fourth quarter and fiscal year ended April 30, 1995.

     Net sales for  the quarter  increased 11%  to $85.4  million
compared  with $77.2  million a  year  ago.   Net income  for the
quarter rose 7% to $3.4 million, or $0.31 per share, compared with $3.2 million, or $0.29 per share, in the fourth quarter of fiscal 1994.

     For the 1995 fiscal year, net sales totaled $308.0 million, up 26% from $245.3 million in fiscal 1994. Net income for the year rose 28% to $9.8 million, or $0.87 per share, up from $7.7 million, or $0.69 per share, in fiscal 1994.

     "Fiscal 1995 marked a solid return on the strategic actions we have taken over the past several years to achieve a superior performance," said Robert G. Culp, III, chief executive officer. "Each quarter during the year included record sales and earnings for the respective periods. We are especially pleased that this accomplishment included not only positive contributions from acquired operations but also sound gains in our existing product categories."

     Culp continued, "For the year as a whole, sales of mattress ticking and exports of upholstery fabrics were especially strong. The inclusion of the Rossville/Chromatex division for a full year provided
particular impetus to the year-to-year gains.   Our most recent
acquisition, Rayonese Textile, was included for most of the fourth quarter; and that incremental business aided growth in the final period.

     "We recognize that reaching new highs in sales and earnings for fiscal 1995 was helped by strong retail demand for home furnishings. More recent industry reports confirm that a slowing has developed in consumer purchases of furniture. This pattern, and the concern that this trend may persist for several quarters, has caused furniture manufacturers to become more cautious about forward commitments. We experienced tangible evidence

                                 -MORE-


  Culp, Inc. [] P.O. Box 2686 [] 101 S. Main Street [] High Point, NC
      27261-2686 [] 910-888-6266 []TLX 802147 [] Fax 910-887-7089

CULP Reports Year-end Results
Page 2
June 2, 1995



of this industry-wide slowdown in the fourth quarter, and this softness in incoming orders has carried over into the early part of fiscal 1996."

     Culp concluded, "It is interesting that similar concern was present a year ago when we released the financial results for fiscal 1994. The apparent slowing in consumer spending, in part due to rising
interest  rates, proved  temporary.   Although the current  environment
is affecting our short-term results, our fundamental approach continues to be positioning Culp strongly as a leading supplier of fabrics for the home furnishings industry. We have maintained a sound financial position while investing the funds necessary to build competitive leadership and pursuing attractive acquisitions. Acknowledging the near-term uncertainty that exists, we remain confident about the company's longer term prospects."

     Culp, Inc. is a leading manufacturer and marketer of fabrics for the furniture, bedding and institutional furnishings markets.

                               CULP, INC.
                     Condensed Financial Highlights

                                      Three Months Ended
                             April 30,                        May 1
                                1995                           1994


Net Sales                  $  85,441,000                 $  77,232,000
Net Income                     3,425,000                     3,200,000
Earnings per share         $        0.31                 $        0.29

                                      Fiscal Year Ended
                             April 30,                        May 1
                                1995                           1994


Net Sales                  $ 308,026,000                 $ 245,049,000
Net Income                     9,775,000                     7,665,000
Earnings per share         $        0.87                 $        0.69



                                 -END-